Exhibit 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)
AS OF DECEMBER 31, 2023

Name of Company	Organized Under Law of
Registrant – 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Financial Management Company	Delaware
3M Healthcare US Opco LLC	Delaware
3M Innovative Properties Company	Delaware
3M Interamerica LLC	Delaware
3M Purification Inc.	Delaware
Acelity, Inc.	Delaware
Aearo Technologies LLC	Delaware
3M Chemical Operations LLC	Delaware
3M Fall Protection Company	Delaware
3M Foreign Holding LLC	Delaware
Chiron Holdings, Inc.	Delaware
KCI Holding Company, Inc.	Delaware
KCI International, Inc.	Delaware
KCI USA, Inc.	Delaware
Scott Technologies, Inc.	Delaware
Meguiar's, Inc.	California
3M Health Information Systems, Inc.	Maryland
D B Industries, LLC	Minnesota
MModal Services, Ltd.	New Jersey
Kinetic Concepts, Inc.	Texas
3M Australia Pty. Ltd.	Australia
3M do Brasil Ltda.	Brazil
3M Canada Company - Compagnie 3M Canada	Canada
Capital Safety Group Canada ULC	Canada
KCI Cayman Holdings	Cayman Islands
KCI Cayman Holdings II	Cayman Islands
3M China Limited	China
3M Investments (China) Co., Ltd.	China
3M Specialty Materials (Shanghai) Co., Ltd.	China
3M France S.A.S.	France
3M Deutschland GmbH	Germany
3M Healthcare Germany GmbH	Germany
3M Real Estate GmbH & Co KG	Germany
3M Hong Kong Limited	Hong Kong
3M India Limited	India
3M Global Capital Limited	Ireland
3M Healthcare Foreign Holdings 2 Limited	Ireland
KCI Manufacturing Unlimited Company	Ireland
3M Japan Holdings GK	Japan
3M Japan Limited	Japan
3M Japan Products Limited	Japan
3M Korea Co., Ltd	Korea
Medical Holdings Limited	Malta
3M Mexico, Sociedad Anonima de Capital Variable	Mexico
3M Healthcare Foreign Holdings B.V.	Netherlands
3M Holding Company B.V.	Netherlands
3M Intermediate Acquisitions B.V.	Netherlands
3M International Group B.V.	Netherlands
3M West Europe B.V.	Netherlands
KCI Europe Holding B.V.	Netherlands

Exhibit 21

Name of Company	Organized Under Law of
Systagenix Wound Management Mezz B.V.	Netherlands
3M Wroclaw spolka z ograniczona odpowiedzialnoscia	Poland
3M Innovation Singapore Pte. Ltd.	Singapore
3M Singapore Pte. Ltd.	Singapore
3M Svenska Aktiebolag	Sweden
3M EMEA GmbH	Switzerland
3M Asia Pacific UK Holding Ltd	United Kingdom
3M Products Limited	United Kingdom
3M UK Holdings Limited	United Kingdom
3M United Kingdom Public Limited Company	United Kingdom
Capital Safety Global Holdings Limited	United Kingdom
Systagenix Wound Management, Limited	United Kingdom

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.